Exhibit 23.1

AUDITOR’S CONSENT

We hereby consent to the incorporation by reference in this Registration Statement under Schedule B of FMS Wertmanagement of our report dated April 10, 2014 relating to the annual financial statements, which appear in FMS Wertmanagement’s Annual Report on Form 18-K for the fiscal year ended December 31, 2013.

/s/ PricewaterhouseCoopers Aktiengesellschaft Wirtschaftsprüfungsgesellschaft
PricewaterhouseCoopers
Aktiengesellschaft
Wirtschaftsprüfungsgesellschaft

München, Germany
August 13, 2014